Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI reports third quarter results

PEORIA, ILLINOIS, October 18, 2011 — RLI Corp. (NYSE: RLI) — RLI Corp. reported third quarter 2011 operating earnings of $26.2 million ($1.23 per share), compared to $25.0 million ($1.19 per share) for the same period in 2010. For the nine months ended September 30, 2011, operating earnings were $90.6 million ($4.25 per share) compared to $77.2 million ($3.64 per share) for the same period in 2010.

	Third Quarter
Earnings Per Diluted Share	2011	2010
Operating earnings	$1.23	$1.19
Net earnings	$1.22	$1.33

Highlights for the quarter included:

•                 Combined ratio of 83.1.

•                 Underwriting income of $24.7 million.

•                 17% growth in gross premiums written, including 9% growth driven by RLI’s recent acquisition of Contractors Bonding and Insurance Company (CBIC).

•                 Book value per share of $41.16, an increase of 9% from year end 2010.

•                 $28.0 million pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                 $5.9 million pretax loss on Hurricane Irene, net of effects on bonus and profit sharing-related expenses.

•                 Return on equity for the trailing four quarters was 16.5%.

“This quarter’s results continue to reflect our underwriting discipline in challenging market conditions,” said RLI Corp. Chairman and CEO Jonathan E. Michael. “Our ability to deliver superior underwriting results is particularly important given a persistently low interest rate environment. Growth in premium was driven by the acquisition of CBIC in the second quarter and by newer product initiatives.”

“We benefit greatly from having a well-rounded, diversified product portfolio. Our strong financial track record is the result of a well-honed strategy executed by some of the most talented underwriters and associates in the industry. Their dedication to outstanding customer service and profitable growth is the foundation of our ongoing success,” said Michael.

Third quarter underwriting results

RLI achieved $24.7 million of underwriting income in the third quarter of 2011 on an 83.1 combined ratio, compared to $21.7 million of underwriting income on an 83.1 combined ratio in the same quarter for 2010.

Underwriting Income (Loss)	Third Quarter
(in millions)	2011	2010
Casualty	$23.8	$8.9
Property	(1.9)	5.3
Surety	2.8	7.5
Total	$24.7	$21.7

	Third Quarter
Combined Ratio	2011	2010
Casualty	60.7	84.5
Property	103.2	89.4
Surety	89.2	63.6
Total	83.1	83.1

— more —

RLI reported year-to-date underwriting income of $89.5 million representing a 77.2 combined ratio through September 30, 2011, versus $65.2 million of underwriting income representing an 82.2 combined ratio for the same period last year.

Other income

In the third quarter, investment income was $16.0 million compared to $16.8 million for the same period in 2010. The decline in investment income was a result of lower reinvestment rates. For the nine-month period ended September 30, 2011, investment income was $47.4 million versus $50.1 million for the same period in 2010. The investment portfolio’s total return for the quarter was flat; the bond portfolio return was 2.4% and the equity portfolio return was -10.0%. Through nine months, the investment portfolio’s total return was 3.7% with the bond portfolio returning 5.5% and equities returning -4.5%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $11.7 million for the quarter ($0.55 per share) versus $58.4 million ($2.77 per share) over the comparable period in 2010. Year-to-date comprehensive earnings were $93.6 million ($4.39 per share), compared to $115.2 million ($5.42 per share) for the same period last year.

During the quarter, equity in earnings of Maui Jim, Inc. was $0.7 million compared to $1.6 million from the same period last year. For the nine-month period, earnings were $7.2 million versus $7.3 million in 2010.

Other news

On August 18, 2011, the RLI Corp. board of directors declared a third quarter regular cash dividend of $0.30 per share, paid on September 20, 2011. RLI has paid dividends for 141 consecutive quarters and increased dividends in each of the last 36 years. The Company’s dividend yield would be 1.77%, based on the $1.20 annualized dividend and yesterday’s closing stock price of $67.78.

During the quarter, RLI repurchased 64,856 shares at an average cost of $59.24 per share ($3.8 million). As of September 30, 2011, $87.5 million of capacity remains for stock repurchases in the stock purchase program announced on May 6, 2010.

At 10 a.m. CDT tomorrow, October 19, 2011, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Gross premiums written, underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Gross premiums written is the component of net premiums earned that measures insurance business produced before the impact of ceding reinsurance premiums, but without respect to when those premiums will be recognized as actual revenue. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2010.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Share
	2011	2010	2011	2010
	3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share	$1.23	$1.19	$4.25	$3.64

Specific items included in operating earnings per share: (1) (2)
• Favorable development on casualty prior years’ reserves	$0.83	$0.52	$1.96	$1.14
• Favorable development on property prior years’ reserves	$0.01	$0.01	$0.32	$—
• Favorable development on surety prior years’ reserves	$0.01	$0.09	$0.20	$0.26
• 2011 spring storms (3)	$—	$—	$(0.36)	$—
• Hurricane Irene	$(0.18)	$—	$(0.18)	$—

(1)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(2)	Reserve development reflects revisions for previously estimated losses.
(3)	From a comparative standpoint, nine-month 2010 results included $0.10 per share in losses from Midwest and Southeast storms.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$146,552	$128,334	14.2%	$393,429	$366,356	7.4%
Net investment income	15,954	16,762	-4.8%	47,437	50,127	-5.4%
Net realized investment gains (losses)	(177)	4,527		14,345	15,281	-6.1%
Consolidated revenue	162,329	149,623	8.5%	455,211	431,764	5.4%

Loss and settlement expenses	64,802	55,823	16.1%	142,036	155,152	-8.5%
Policy acquisition costs	46,712	40,624	15.0%	129,813	118,804	9.3%
Other insurance expenses	10,302	10,161	1.4%	32,047	27,158	18.0%
Interest expense on debt	1,513	1,512	0.1%	4,537	4,537	0.0%
General corporate expenses	1,594	2,148	-25.8%	5,563	5,406	2.9%
Total expenses	124,923	110,268	13.3%	313,996	311,057	0.9%

Equity in earnings of unconsolidated investee	713	1,648	-56.7%	7,215	7,327	-1.5%

Earnings before income taxes	38,119	41,003	-7.0%	148,430	128,034	15.9%
Income tax expense	12,062	13,038	-7.5%	48,531	40,854	18.8%
Net earnings	$26,057	$27,965	-6.8%	$99,899	$87,180	14.6%

Other comprehensive earnings (loss), net of tax	(14,331)	30,476		(6,323)	27,986
Comprehensive earnings	$11,726	$58,441	-79.9%	$93,576	$115,166	-18.7%

Operating earnings:(1)
Net earnings	$26,057	$27,965	-6.8%	$99,899	$87,180	14.6%
Less: Realized investment gains (losses), net of tax	(116)	2,942		9,324	9,932	-6.1%
Operating earnings	$26,173	$25,023	4.6%	$90,575	$77,248	17.3%

Return on Equity:
Net earnings (trailing four quarters)				16.5%	13.8%
Comprehensive earnings (trailing four quarters)				14.6%	16.9%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,335	21,090		21,324	21,233

EPS from operations (1)	$1.23	$1.19	3.4%	$4.25	$3.64	16.8%
Realized gains (losses), net of tax	(0.01)	0.14		0.43	0.47	-8.5%
Net earnings per share	$1.22	$1.33	-8.3%	$4.68	$4.11	13.9%
Comprehensive earnings per share	$0.55	$2.77	-80.1%	$4.39	$5.42	-19.0%

Cash dividends per share	$0.30	$0.29	3.4%	$0.89	$0.86	3.5%

Net Cash Flow provided by Operations	$32,056	$52,408	-38.8%	$115,922	$87,867	31.9%

(1)  See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2011	2010	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,530,195	$1,441,337	6.2%
(amortized cost - $1,473,660 at 9/30/11)
(amortized cost - $1,403,140 at 12/31/10)
Equity securities	331,301	321,897	2.9%
(cost - $251,077 at 9/30/11)
(cost - $213,069 at 12/31/10)
Short-term investments	155,970	39,787	292.0%
Total investments	2,017,466	1,803,021	11.9%

Premiums and reinsurance balances receivable	119,771	107,391	11.5%
Ceded unearned premiums	59,298	62,631	-5.3%
Reinsurance recoverable on unpaid losses	341,986	354,163	-3.4%
Deferred acquisition costs/VOBA*	95,365	74,435	28.1%
Property and equipment	19,502	18,370	6.2%
Investment in unconsolidated investee	51,258	43,358	18.2%
Goodwill and intangibles	60,733	26,214	131.7%
Other assets	28,984	25,009	15.9%
Total assets	$2,794,363	$2,514,592	11.1%

Unpaid losses and settlement expenses	$1,179,993	$1,173,943	0.5%
Unearned premiums	361,591	301,537	19.9%
Reinsurance balances payable	22,687	23,851	-4.9%
Funds held	109,592	32,072	241.7%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	31,917	33,930	-5.9%
Accrued expenses	55,165	42,436	30.0%
Other liabilities	65,933	15,447	326.8%
Total liabilities	1,926,878	1,723,216	11.8%
Shareholders’ equity	867,485	791,376	9.6%
Total liabilities & shareholders’ equity	$2,794,363	$2,514,592	11.1%

*Includes asset for value of business acquired (VOBA) in CBIC acquisition

OTHER DATA

Common shares outstanding (in 000’s)	21,077	20,965

Book value per share	$41.16	$37.75	9.0%
Closing stock price per share	$63.58	$52.57	20.9%
Cash dividends per share - ordinary (annualized)	$1.19	$1.15	3.5%
Cash dividends per share - special	$—	$7.00	-100.0%

Statutory Surplus	$780,480	$732,379	6.6%

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2011

Gross premiums written	$87,921		$64,849		$31,252		$184,022
Net premiums written	65,133		49,921		29,520		144,574
Net premiums earned	60,626		59,226		26,700		146,552
Net loss & settlement expenses	14,819	24.4%	43,435	73.3%	6,548	24.5%	64,802	44.2%
Net operating expenses	22,013	36.3%	17,717	29.9%	17,284	64.7%	57,014	38.9%
Underwriting income (loss)	$23,794	60.7%	$(1,926)	103.2%	$2,868	89.2%	$24,736	83.1%

2010

Gross premiums written	$79,887		$53,930		$23,589		$157,406
Net premiums written	56,224		40,545		22,135		118,904
Net premiums earned	57,684		50,167		20,483		128,334
Net loss & settlement expenses	27,962	48.5%	27,804	55.4%	57	0.3%	55,823	43.5%
Net operating expenses	20,745	36.0%	17,075	34.0%	12,965	63.3%	50,785	39.6%
Underwriting income	$8,977	84.5%	$5,288	89.4%	$7,461	63.6%	$21,726	83.1%

Nine Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2011

Gross premiums written	$239,083		$218,555		$80,203		$537,841
Net premiums written	176,744		174,899		75,626		427,269
Net premiums earned	173,937		148,015		71,477		393,429
Net loss & settlement expenses	53,709	30.9%	80,499	54.4%	7,828	11.0%	142,036	36.1%
Net operating expenses	64,840	37.3%	50,894	34.4%	46,126	64.5%	161,860	41.1%
Underwriting income	$55,388	68.2%	$16,622	88.8%	$17,523	75.5%	$89,533	77.2%

2010

Gross premiums written	$235,134		$188,071		$66,473		$489,678
Net premiums written	169,859		145,510		62,104		377,473
Net premiums earned	175,690		132,133		58,533		366,356
Net loss & settlement expenses	91,576	52.1%	62,091	47.0%	1,485	2.5%	155,152	42.4%
Net operating expenses	60,929	34.7%	47,373	35.9%	37,660	64.3%	145,962	39.8%
Underwriting income	$23,185	86.8%	$22,669	82.9%	$19,388	66.8%	$65,242	82.2%